UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2009

CIBER, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400, Greenwood Village, Colorado		80111
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 220-0100

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02(e).  Compensatory Arrangements of Certain Officers.

Due to the extended downturn in the global economies and a desire by the Board to incent better performances in spite of the difficult economic conditions, and in part to begin fiscal 2010 at the highest entry points possible, the Compensation Committee recently created a cash bonus award program for the Company’s NEOs for the second half of 2009.  The Compensation Committee has also determined to institute an LTIP award program for only the second half of 2009 for the same reasons. The Company’s NEOs will now be eligible to receive between 0% and 30% of the stock options and restricted stock units they were eligible to receive under the Fiscal 2009 LTIP Award program, as described more fully in the Company’s 2009 Proxy Statement, based on achievement of 2H09  revenue and NOI targets at the consolidated Company level.  There are no individual business unit targets and no discretionary awards in the 2H09 LTIP program.  As with the 2H09 Cash Bonus Award program, participants in the LTIP program will receive stock options and restricted stock units for revenue and NOI performance pursuant to  either the Fiscal 2009 LTIP Award program or the 2H09 LTIP Award program, but not pursuant to both programs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CIBER, Inc.

Date: August 12, 2009	By:	/s/ Peter H. Cheesbrough
Peter H. Cheesbrough
Chief Financial Officer, Executive Vice President
and Treasurer